CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------



We consent to the use in Post-Effective Amendment No. 1 to Form SB-2 Registration Statement (File No. 333- 55042) under The Securities Act of 1933 of VeryBestoftheInternet.com, Inc. (a Texas corporation) of our report dated January 25, 2001 on the financial statements of VeryBestoftheInternet.com, Inc. as of December 31, 2000 and for the period from November 21, 2000 (date of incorporation) through December 31, 2000, accompanying the financial statements contained in such Post-Effective Amendment No. 1 to Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                    /s/ S. W. Hatfield, CPA
                                                     S. W. HATFIELD, CPA
Dallas, Texas
July 11, 2001